Exhibit 99.2

Carvana Announces Record Second Quarter 2025 Results

Industry-leading 41% YoY retail unit growth drives new record 143k retail units
Industry-leading Net income of $308 million generates record Q2 Net income margin of 6.4%
Record Adjusted EBITDA of $601 million drives industry-leading 12.4% Adjusted EBITDA margin
Expects a sequential increase in retail units sold in Q3 2025, and Adjusted EBITDA1 of $2.0 to $2.2 billion for full year 2025, an increase from $1.38 billion last year

PHOENIX – (July 30, 2025) – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended June 30, 2025. Carvana’s complete second quarter 2025 financial results and management commentary are available in the company’s shareholder letter on the quarterly results page of its Investor Relations website.
“Our record Q2 results further validate the strength and differentiation of the Carvana model,” said Ernie Garcia, Carvana founder and CEO. “Carvana’s industry-leading growth is the result of delivering an experience that customers love, and our industry-leading profitability is driven by our unique, efficient, and vertically integrated business model. As we tackle the enormous opportunity ahead, we continue to unlock the scale benefits of our model, driving profitable growth and even better customer experiences.”

Q2 2025 Highlights
In Q2 2025, Carvana sold 143,280 retail units (+41% YoY) for total Revenue of $4.840 billion (+42% YoY), both all-time quarterly records. This growth was paired with industry-leading Q2 profitability, including:
•Net income of $308 million2 and Net income margin of 6.4%
•Adjusted EBITDA of $601 million and Adjusted EBITDA margin of 12.4%
•GAAP Operating income of $511 million and GAAP Operating margin of 10.6%

Outlook
Looking toward the third quarter, as long as the environment remains stable, Carvana expects a sequential increase in retail units sold and Adjusted EBITDA1 of $2.0 to $2.2 billion for the full year 2025, an increase from $1.38 billion last year.

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to forecast fair value changes or calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss). Forecasted results and future objectives may be impacted by factors outside Carvana's control. See "Forward Looking Statements" herein.
2 Net income in Q2 2025 included a negative $35 million (0.7% margin) impact from the decline in the fair value of our Root warrants.

Conference Call Details
Carvana will host a conference call today, July 30, 2025, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call, along with supplemental financial information, will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, August 6, 2025, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 8645789#.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding growth drivers; our strategy, expected gross profit per unit; forecasted results, including forecasted Adjusted EBITDA, forecasted retail units sold, and forecasted retail revenue per retail unit sold; all mid-term and long-term financial and other objectives and goals; expected additional locations and potential infrastructure capacity utilization; efficiency operational gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, trends or expectations regarding inventory, expected customer patterns and demand; expectations on anticipated timing of increased production output; potential benefits from and expectations regarding new technology, including the use of artificial intelligence; anticipated benefits of uses of our ADESA real estate; unexpected macroeconomic conditions, including geopolitical, trade, and regulatory uncertainty and commodity prices, including future effects of tariffs; and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: our ability to realize expected benefits of our business strategy; utilize our available infrastructure capacity and realize the expected benefits therefrom, including increased margins and lower expenses; the benefits from our initiatives relating to ADESA; our ability to scale up our business; the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues (including recent imposition of new and increased tariffs); our ability to raise additional capital and our substantial indebtedness; our ability to effectively manage our rapid growth; our ability to maintain customer service quality and reputational integrity and enhance our brand; the seasonal and other fluctuations in our quarterly and annual operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; the changes in prices of new and used vehicles; our ability to acquire and expeditiously sell desirable inventory; our ability to grow complementary product and service offerings; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA and Adjusted EBITDA Margin.
Adjusted EBITDA is defined as Net income plus income tax provision, interest expense, net, other expense, net, loss on debt extinguishment, other operating expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, and share-based compensation expense in cost of sales and SG&A expenses, minus revenue related to our Root Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	For the Three Months Ended
(dollars in millions)	June 30, 2025	June 30, 2024
Net income	$308	$48
Income tax provision (benefit)	—	1
Interest expense, net	143	173
Other income, net	60	35
Loss on debt extinguishment	—	2
Operating income	$511	$259
Other operating expense, net	2	1
Depreciation and amortization expense in cost of sales	27	35
Depreciation and amortization expense in SG&A expenses	41	41
Share-based compensation expense in cost of sales	1	—
Share-based compensation expense in SG&A expenses	25	24
Root warrant revenue	(6)	(5)
Adjusted EBITDA	$601	$355

Total revenues	$4,840	$3,410
Net income margin	6.4%	1.4%
Adjusted EBITDA margin	12.4%	10.4%

About Carvana (NYSE: CVNA)
Carvana’s mission is to change the way people buy and sell cars. Since launching in 2013, Carvana has revolutionized automotive retail and delighted millions of customers with an offering that is fun, fast, and fair. With Carvana, customers can find a car, get financing, trade-in, and complete a purchase entirely online with the convenience of delivery or local pick-up as soon as the same day. Carvana’s unique offering is powered by its passionate team, differentiated national infrastructure, and purpose-built technology.
For more information, please visit www.carvana.com.

Investors:
Carvana
Mike McKeever
investors@carvana.com

or

Media:
Carvana
press@carvana.com

Source: Carvana